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                                                                      EXHIBIT 21

                            Parent and Subsidiaries

                       ------------------------------
                       |  CITY NATIONAL CORPORATION |
                       ------------------------------
                                      |
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                       |      CITY NATIONAL BANK    |
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                                       |
         -------------------------------------------------------------
         |                     |                  |                  |
---------------------  -----------------   -----------------   -----------------
|    CITY NATIONAL  |  |  CITINATIONAL |   | CITY NATIONAL |   | CITY NATIONAL |
|FINANCIAL SERVICES,|  | BANCORPORATION|   |    MORTGAGE   |   |  PROPERTIES   |
|       INC.        |  |               |   |    COMPANY    |   |     INC.      |
---------------------  -----------------   -----------------   -----------------

     City National Corporation is a corporation organized under the laws of the State of Delaware. City National Bank is a national banking association organized under the laws of the United States of America. Each of the other above-named subsidiaries is a corporation organized under the laws of the State of California. Registrant owns 100% of the outstanding capital stock of City National Bank ("Bank"). The Bank owns 100% of the outstanding common stock of Citinational Bancorporation, City National Mortgage Company, City National Properties, Inc. and City National Financial Services. The consolidated financial statements in the Registrant's Annual Report to Shareholders include Registrant, Bank, City National Financial Services, Inc., Citinational Bancorporation, City National Properties, Inc. and City National Mortgage Company.